Amendment No. 2 to
“Agreement
by and between
U.S. Geothermal Inc.
And Vulcan Power Company

RECITALS

WHEREAS, Vulcan Power Company, a Colorado corporation (“Seller”), and U.S. Geothermal Inc., an Idaho corporation (“Buyer”), entered into that certain “Agreement” dated December 3, 2002 and amended November 15, 2003, concerning certain assets in Cassia County, Idaho, including specifically, the assets referred to by the Agreement in Exhibits A and B (the Seller’s Assets), and

WHEREAS, Seller and Buyer now desire to amend certain provisions of the Agreement; and

NOW THEREFORE, Buyer and Seller agree to the following:

AGREEMENT TO AMEND

1.0	Buyer and Seller agree to this Amendment No. 2 to the Agreement effective on December 30, 2003.
2.0

The parties hereby agree that paragraph (ii) in Section 1 (b) of the Agreement be replaced in its entirety as follows:

“(ii) In order to complete the purchase of the remaining 51% interest in Seller’s Assets, in addition to satisfying the terms set forth in Section 1(b)(i), above, Buyer shall pay to Seller $125,000 on or before December 31, 2003. Upon such payment, the deed for Seller’s remaining interest in Seller’s Assets will be released from Escrow to Buyer”

The parties have hereto executed this agreement effective the date provided in Section 1.0 above.

U. S. Geothermal Inc.	Vulcan Power Company

_____________________	_____________________
By: Daniel Kunz CEO	By: Stephen Munson CEO & President